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                                                                EXHIBIT NO. 10-B

                              BESICORP GROUP INC.
                    AMENDED AND RESTATED 1993 INCENTIVE PLAN

                                   ARTICLE 1
                                    GENERAL

1.1 PURPOSE

Besicorp Group Inc., a New York corporation (the "Corporation"), hereby adopts this amendment and restatement of its 1993 Incentive Plan. As so amended and restated, this plan shall be known as the BESICORP GROUP INC. AMENDED AND RESTATED 1993 INCENTIVE PLAN (the "Plan"). The Corporation and its Subsidiaries are severally and collectively referred to hereinafter as the "Company." The purpose of this Plan is to foster and promote the long-term financial success of thc Company by: (a) strengthening the Company's capability to develop, maintain and direct an outstanding management team; and (b) motivating performance by means of long-term performance related incentives.

1.2 ADMINISTRATION:

(a) This Plan shall be administered by a committee of the Board of Directors of the Corporation designated by the Board (the "Committee"), which shall consist of at least two members. Each member shall be a "disinterested person," as such term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any similar rule which may subsequently be in effect ("Rule 16b-3"). The members shall be appointed and subject to removal by the Board of Directors, and any vacancy on the Committee shall be filled by the Board.

(b) Subject to the limitations of this Plan, the Committee shall have the sole and complete authority: (i) to select from the officers, directors and regular, full-time employees of the Company and consultants to the Company, those who will participate in this Plan (a "Participant" or "Participants"), (ii) to make awards in such forms and amounts as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (iv) to interpret this Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to this Plan,
(v) to correct any defect or omission or to reconcile any inconsistency in this Plan or in any award granted hereunder and (vi) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of this Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons.

(c) All expenses associated with this Plan shall be borne by the Corporation, subject to such allocation to its Subsidiaries and operating units as it deems appropriate.

(d) The Committee may, to the extent that any such action will not prevent the Plan from complying with Rule 16b-3, delegate any of its authority hereunder to such persons as it deems appropriate.

1.3 SELECTION FOR PARTICIPATION:

Persons shall be selected by the Committee to participate in this Plan based on whether they occupy responsible managerial or professional positions or provide important services and have the capacity to contribute to the success of the Company. In making this selection and in determining the form and amount of awards, the Committee may give consideration to the functions and responsibilities of the person, his past, present and potential contributions to the Company's profitability and sound growth, the value of his services to the Company and other factors deemed relevant by the Committee. Grants may be made to the same individual on more than one occasion.

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1.4 TYPES OF AWARDS UNDER PLAN:

Awards under this Plan may be in the form of any one or more of the following:
(a) Statutory stock options ("ISOs", which term shall be deemed to include Incentive Stock Options as defined in Section 2.5 and any future type of tax-qualified option which may subsequently be authorized), Non-statutory Stock Options ("NSOs" and, collectively with ISOs, "Options"), Stock Appreciation Rights ("SARs") and Dividend Payment Rights, as described in Article II and, (b) Options to Purchase Restricted Stock, as described in Article III (collectively, "Awards").

1.5 SHARES SUBJECT TO PLAN:

Shares of stock covered by Awards under this Plan may be in whole or in part authorized and unissued or treasury shares of the Corporation's common stock, $.10 par value per share, or such other shares as may be substituted pursuant to
Section 4.2 ("Common Stock"). The maximum number of shares of Common Stock which may be issued for all purposes under this Plan shall be one million (1,000,000) (subject to adjustment pursuant to Section 4.2). Any shares of Common Stock subject to an Option which for any reason is cancelled (excluding shares subject to an Option cancelled upon the exercise of a related SAR to the extent shares are issued upon exercise of such SAR) or terminated without having been exercised, or any shares of Restricted Stock which are forfeited, shall again be available for Awards under this Plan. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.

1.6 GENDER AND NUMBER:

Except when otherwise indicated by the context, words in the masculine gender when used in this Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   ARTICLE II
                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 AWARD OF STOCK OPTIONS:

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, award to any Participant ISOs and NSOs to purchase Common Stock or to purchase Restricted Stock.

2.2 STOCK OPTION AGREEMENTS:

The award of an Option shall be evidenced by a signed written agreement (a "Stock Option Agreement") containing such terms and conditions as the Committee may from time to time determine.

2.3 OPTION PRICE:

The purchase price of Common Stock under each Option (the "Option Price") shall be: (a) for ISOs, not less than the Fair Market Value of the Common Stock on the date the Option is awarded, and (b) for all other Options, not less than the par value of the Common Stock on the date the Option is awarded or may be exercised.

2.4 EXERCISE OF OPTIONS:

(a) Options awarded under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants. Each Option which is intended to qualify as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"), and each Option which is intended to qualify as another type of tax-qualified option which may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such Options.

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(b) The Committee shall establish procedures governing the exercise of Options and shall require that written notice of exercise be given and, except as provided in the next sentence, that the Option Price be paid in full in cash (including check, bank draft or money order) at the time of exercise. The Committee may permit a Participant, in lieu of part or all of the cash payment, to make payment in Common Stock already owned by him, valued at Fair Market Value on the date of exercise, as partial or full payment of the Option Price; provided, however, that the Committee may, in any instance, in order to prevent any possible violation of law, require the Option Price to be paid in cash. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock (except as provided in Section 3.1 with respect to Restricted Stock). The exercise of an Option shall cancel any related SAR to the extent of the number of shares as to which the Option is exercised.

2.5 LIMITATIONS ON ISOs:

Notwithstanding anything in this Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as ISOs (as such term is defined in Section 422 of the Code):

(a) The aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be NSOs.

(b) Any ISO authorized under this Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as ISOs.

(c) All ISOs must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board of Directors or the date this Plan was approved by the shareholders.

(d) Unless sooner exercised, terminated or cancelled, all ISOs shall expire no later than ten years after the date of grant.

2.6 TERMINATION OF EMPLOYMENT:

In the event a Participant who is an employee at the time of an Award ceases to be an employee upon his death, retirement or disability, or otherwise in the discretion of the Committee, each of his outstanding Options shall be exercisable by the Participant (or his legal representative or designated beneficiary), to the extent that such Option was then exercisable, at any time prior to an expiration date established by the Committee in its discretion (which may be the original expiration date of such Option or such earlier time as the Committee may establish), but in no event after its respective expiration date; provided that NSOs may be exercised up to one year after the death of a Participant even if this is beyond their expiration date. Except as provided above in this Section 2.6, if the Participant ceases to be an employee for any reason, all of the Participant's then outstanding Options shall terminate immediately. The Committee may establish terms regarding the extension of exercisability of Options awarded to a consultant in the applicable Option Agreement.

2.7 AWARD OF STOCK APPRECIATION RIGHTS:

(a) General. A SAR is a right to receive, without payment (except for applicable withholding taxes) to the Company, a number of shares of Common Stock, cash, or a combination thereof, the amount of which is determined pursuant to the formula set forth in Section 2.7(e). A SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option, or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the Option), (ii) with respect to any
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stock option currently outstanding under other incentive plans of the
Corporation (as to all or any portion of the shares subject to the stock option) on terms established by the Committee, or (iii) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the terms and conditions of this Section 2.7.

(b) Number. Each SAR granted to any Participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 4.2. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

(c) Duration. The term of each SAR shall be determined by the Committee. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may, in its discretion, accelerate the execisability of any SAR.

(d) Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder a certificate for the shares of Common Stock or cash or a combination thereof, as determined by the Committee, to which the holder is entitled.

(e) Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock, the number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

  (i) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (A) in the case of a SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (B) in the case of a SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under
  Section 4.2); by

  (ii) the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

(f) Agreement. SARs awarded under this Plan shall be evidenced by either a Stock Option Agreement or a separate signed written agreement between the Company and a Participant.

2.8 DIVIDEND PAYMENTS:

The Committee may, in its discretion, grant to holders of Options the right to receive with respect to each share covered by an Option payments of amounts equal to the regular cash dividends paid to holders of the Common Stock during the period that the Option is outstanding (such payments are hereinafter referred to as "Dividend Payment Rights").

                                  ARTICLE III
                      OPTIONS TO PURCHASE RESTRICTED STOCK

3.1 OPTIONS TO PURCHASE RESTRICTED STOCK:

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In accordance with Section 2.1, the Committee may award to any Participant
Options to purchase shares of Common Stock having the terms and conditions prescribed by this Article III and such other terms and conditions as the Committee may from time to time prescribe in the Stock Option Agreement evidencing such Options (such shares being herein called "Restricted Stock"). Upon exercise of an Option to purchase Restricted Stock, each certificate for Restricted Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Corporation.

3.2 RESTRICTlON PERIOD:

At the time of award of an Option to purchase Restricted Stock, there shall be established for the Participant receiving such award a restriction period (the "Restriction Period") of such length as shall be determined by the Committee. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, except as hereinafter provided, during the Restriction Period. Except for such restrictions on transfer, the Participant as owner of such shares of Restricted Stock shall have all the rights of a holder of Common Stock.

At the expiration of the Restriction Period, the Corporation shall deliver to the Participant (or his legal representative or designated beneficiary) the certificates deposited pursuant to Section 3.1.

3.3 TERMINATION OF EMPLOYMENT:

In the event the Participant ceases to be an employee upon his death, retirement or disability, or otherwise in the discretion of the Committee, before the end of the Restriction Period, the restrictions imposed under this Article III shall lapse with respect to such number of shares theretofore awarded to him as shall be determined by the Committee, but, in no event less than a number equal to the product of (a) a fraction, the numerator of which is the number of completed months elapsed from the beginning of the Restriction Period to the date of termination and the denominator of which is the Number of months in the Restriction Period and (b) the number of shares of Restricted Stock.

In the event the Participant ceases to be an employee for any other reason, all shares of Restricted Stock theretofore acquired by him which are still subject to restrictions shall be forfeited and the Corporation shall have the right to complete the blank stock power.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

4.1 NON-TRANSFERABILITY

No Award under this Plan, and no interest therein, shall be transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution. All Awards shall be exercisable or received during the Participant's lifetime only by the Participant or his legal representative. To the extent required to comply with Rule 16b-3, no transfer or other disposition of any shares of Common Stock underlying any Award may be made within six months from the date of grant of such Award. Any transfer contrary to this Section 6.1 will be null and void and will nullify the Award.

4.2 ADJUSTMENTS UPON CERTAIN CHANGES:

In the event of a stock dividend or stock split, or combination or other increase in the number of issued shares of Common Stock, the Board of Directors or the Committee may, in order to prevent the dilution or enlargement of rights under Awards, make such adjustments in the number and type of shares authorized by this Plan, the number and type of shares covered by, or with respect to which payments are measured under, outstanding Awards and the exercise prices specified therein as may be determined to be appropriate and equitable. The Committee may, notwithstanding any other provision of this Plan to the contrary, provide in the agreement evidencing any
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Award for adjustments to such Award in order to prevent the dilution or enlargement of rights thereunder or to provide for acceleration of benefits thereunder in the event of a change in control, merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of or spinoff or similar transaction by the Corporation.

4.3 TAX WITHHOLDING:

(a) The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due from the Corporation with respect to any amount payable and/or shares issuable under this Plan, and the Corporation may defer such payment or issuance unless indemnified to its satisfaction.

(b) Subject to the consent of the Committee, due to (i) the exercise of a NSO,
(ii) lapse of restrictions on Restricted Stock, or (iii) the issuance of any stock award under this Plan, a Participant may make an irrevocable election (an "Election") to (A) have shares of Common Stock otherwise issuable under (i) withheld; or (B) tender back to the Corporation shares of Common Stock received pursuant to (i), (ii), or (iii), or (C) deliver back to the Corporation pursuant to (i), (ii), or (iii) previously-acquired shares of Common Stock of the Corporation having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated tax obligations associated with the transaction. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises (the "Tax Date"). The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award under this Plan that the rights to make Elections shall not apply to such Awards.

(c) If a Participant is an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act, then an Election is subject to the following additional restrictions:

  (i) No Election shall be effective for a Tax Date which occurs within six months of the grant of the award, except that this limitation shall not apply in the event death or disability of the Participant occurs prior to the expiration of the six-month period.

  (ii) The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

4.4 CONDITION ON AWARDS:

In the event that the employment of a Participant holding any unexercised Option or SAR, or any shares of Restricted Stock, shall terminate upon the Participant's retirement or disability, or otherwise in the discretion of the Committee, the rights of such Participant to any such Award shall be subject to the conditions that until any such Option or SAR is exercised, or the restrictions on any such share of Restricted Stock shall have lapsed, he shall
(a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company and (b) be available, unless he shall have died, at reasonable times for consultations (which shall not require substantial time or effort) at the request of the Company's management with respect to phases of the business with which he was actively connected during his employment, but such consultations shall not (except in the case of a Participant whose active service was outside of the United States) be required to be performed at any place or places outside of the United States or during usual vacation periods or periods of illness or other incapacity. In the event that either of the above conditions is not fulfilled, the Participant shall forfeit all rights to any unexercised Option or SAR, or shares of Restricted Stock, held as of the date of the breach of condition. Any determination by the Board of Directors of the Corporation, which shall act upon the recommendation of the Chairman, that the Participant is, or has, engaged in a competitive business or activity as aforesaid or has not been available for consultation as aforesaid shall be conclusive.

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4.5 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN:

(a) The Board of Directors may suspend or terminate this Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any Awards thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or its employees to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board of Directors may deem to be in the best interest of the Company; provided, however, that no such amendment shall, without shareholder approval to the extent required by law, agreement or the rules of any exchange upon which the Common Stock is listed, (i) except as provided in Section 4.2, materially increase the number of shares of Common Stock which may be issued under this Plan, (ii) materially modify the requirements as to eligibility for participation in this Plan, (iii) materially increase the benefits accruing to Participants under this Plan, or
(iv) extend the termination date of this Plan. No such amendment, suspension or termination shall (x) impair the rights of Participants with respect to outstanding Options, SARs, Dividend Payment Rights or Restricted Stock without the consent of the Participants affected thereby or (y) make any change that would disqualify the Plan, or any other plan of the Corporation intended to be so qualified, from the exemption provided by Rule 16b-3.

(b) The Committee may amend or modify any outstanding Options, SARs or Dividend Payment Rights in any manner to the extent that the Committee would have had the authority under this Plan to initially award such Options, SARs or Dividend Payment Rights, as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised. No such amendment or modification shall impair the rights of any Participant under any such Award without the consent of such Participant.

4.6 DEFINITIONS AND OTHER GENERAL PROVISIONS:

(a) The terms "retirement" and "disability" as used under this Plan shall be construed by reference to the provisions of the pension plan or other similar plan or program of the Company applicable to a Participant.

(b) The term "Fair Market Value" as it relates to Common Stock on any given date means (i) the mean of the high and low sales prices of the Corporation's Common Stock as reported by the Composite Tape of the New York Stock Exchange (or, if not so reported, on any domestic stock exchanges on which the Common Stock is then listed); or (ii) if the Common Stock is not listed on any domestic stock exchange, the mean of the high and low sales price of the Corporation's Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so reported, by the system then regarded as the most reliable source of such quotations) or, if there are not reported sales on such date, the mean of the closing bid and asked prices as so reported; or (iii) if the Common Stock is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are no reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (i) or (ii) above using the reported sale prices or quotations on the last previous date on which so reported; or (iv) if none of the foregoing clauses apply, the fair value as determined in good faith by the Corporation's Board of Directors or the Committee.

(c) The term "Subsidiary" shall mean, unless the context otherwise requires, any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in such chain owns stock possessing at least 50% of the voting power in one of the other corporations in such chain.

(d) The adoption of this Plan shall not preclude the adoption by appropriate means of any other stock option or other incentive plan for directors, officers, employees or consultants.

4.7 NON-UNIFORM DETERMINATIONS:

The Committee's determinations under this Plan, including without limitation,
(a) the determination of the Participants to receive Awards, (b) the form, amount and timing of such Awards, (c) the terms and provisions of such
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Awards and (d) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under this Plan, whether or not such Participants are similarly situated.

4.8 LEAVES OF ABSENCE; TRANSFERS:

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under this Plan in respect of any leave of absence from the Company granted to a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall be treated as if the Participant ceased to be an employee and (b) the impact, if any, of any such leave of absence on Awards under this Plan. In the event a Participant transfers within the Company, such Participant shall not be deemed to have ceased to be an employee for purposes of this Plan.

4.9 LISTING, REGISTRATION AND LEGAL COMPLIANCE:

Each Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, the listing, registration or qualification of such Award, or any shares of Common Stock or other property subject thereto, upon any securities exchange or under any federal or state securities or other law or regulation or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue, delivery or purchase of shares of Common Stock or other property thereunder, no such Award may be exercised or paid in Common Stock or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Committee and the holder of the Award will supply the Corporation with such certificates, representations and information as the Corporation shall request and shall otherwise cooperate with the Corporation in effecting or obtaining such listing, registration, qualification, consent, approval or other action. In the case of officers, directors and other persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any Award which, in the discretion of the Committee, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Corporation, as part of an offering of securities or otherwise, finds it desirable because of federal or state legal or regulatory requirements to reduce the period during which Options or SARs may be exercised, the Committee may, in its discretion and without the holders' consent, so reduce such period on not less than 15 days' written notice to the holders thereof.

4.10 CASH PAYMENTS:

Options and SARs may, in the discretion of the Committee, provide that the holder thereof, as soon as practicable after such holder exercises such Option or SAR in whole or in part, will receive a cash payment in such amount as thc Committee may determine, but not more than: (a) in the case of a Option exercise, the excess of the Fair Market Value of a share of Common Stock (on the date the holder recognizes taxable income) over the Option Price multiplied by the number of shares as to which the Option is exercised, and (b) in the case of a SAR exercise, the Fair Market Value (on the date or dates the holder recognizes taxable income) of the Common Stock and other consideration issued to the holder.

4.11 LOANS:

The Committee may provide for the Corporation or any Subsidiary to make loans to finance the exercise of any Option as well as the estimated or actual amount of any taxes payable by the holder as a result of the exercise of or payment for any Option or the lapse of restrictions with respect to any shares of Restricted Stock, and may prescribe, or may empower the Corporation or such Subsidiary to prescribe, the other terms and conditions (including but not limited to the interest rate, maturity date and whether the loan will be secured or unsecured) of any such loan.

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4.12 OPTIONS IN SUBSTITUTION FOR OTHER OPTIONS:

The Committee may, in its sole discretion, at any time during the term of this Plan, grant new Options to an employee under this Plan who is also a holder of one or more unexercised outstanding Options previously granted under this Plan or any other stock option plan of the Company on the condition that such employee shall surrender for cancellation one or more outstanding Options which represent the right to purchase (after giving effect to any previous partial exercise thereof) a number of shares, in relation to the number of shares to be covered by the new conditional grant hereunder, determined by the Committee. If the Committee shall have so determined to grant such new Option on such a conditional basis ("New Conditional Options"), no such New Conditional Option shall become exercisable in the absence of such employee's consent to the condition and surrender and cancellation as appropriate. New Conditional Options shall be treated in all respects under this Plan as newly granted Options. Options may be granted under this Plan from time to time in substitution for similar rights held by employees of other corporations who are about to become employees of the Company or a Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation as the result of which it becomes a Subsidiary.

4.13 RIGHTS AS STOCKHOLDER:

Except for Dividend Payment Rights awarded under Section 2.8, a Participant holding Options or a permitted transferee of Options shall have no rights as a stockholder of the Company with respect to shares covered by such Options until the date of issuance of a stock certificate to such person for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

4.14 INDEMNIFICATION:

Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Corporation's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Corporation any opportunity, at its own expense, to handle and defend it on its own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

4.15 BENEFlCIARY DESIGNATION:

Each Participant under this Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

4.16 RIGHTS OF PARTICIPANTS:

Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present or any other rate of compensation. No employee shall have
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a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

4.17 REQUIREMENTS OF LAW; GOVERNING LAW:

The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any govenmental agencies or national securities exchanges, as may be required. This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

4.18 EFFECTIVE DATE:

The restatement and amendment of the 1993 Incentive Plan which is effected hereby shall be deemed effective as of January 1, 1996. No awards of Options, SARs or Dividend Payment Rights shall be made hereunder after December 31, 2002.

                                    * * * *

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